       E-35                                            EXHIBIT 23



CONSENT OF COOPERS & LYBRAND, INDEPENDENT AUDITORS




               Consent of Independent Accountants


     We consent to the incorporation by reference in the registration statements of Mayflower Group, Inc. on Form S-8 (File No's. 33-62340 and 33-62342) of our report dated March 29, 1994, on our audit of the consolidated financial statements and financial statement schedules of Mayflower Group, Inc. as of December 31, 1993, and for the year then ended, which report is included in this Annual Report on Form 10-K.




/s/ Coopers & Lybrand
Indianapolis, Indiana
March 29, 1994